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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Supplemental Stock Option Plan of Vignette Corporation of our report dated January 14, 1999, except for Note 10, as to which the date is February 16, 1999, with respect to the consolidated financial statements of Vignette Corporation and Subsidiaries included in its Amendment No. 3 to the Registration Statement (Form S-1 No. 333-68345), filed with the Securities and Exchange Commission.


Austin, Texas
November 22, 1999                      /s/ Ernst & Young LLP